ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT (this "Agreement"), dated January 30, 2003 (the "Effective Date"), by and between Symbiat, Inc., a Delaware corporation, (the "Seller") and Altura XL LLC, a Georgia limited liability company (the "Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Seller desires to sell and transfer to the Purchaser, and the Purchaser desires to purchase from the Seller, all right, title and interest in and to the Purchased Assets (as hereinafter defined) all as more specifically provided herein;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions set forth herein, the Seller and the Purchaser, intending to be legally bound, agree as follows:

                                    ARTICLE I

                               Certain Definitions

     As used in this Agreement, the following terms have the respective meanings set forth below.

     "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

     "Governmental Authority" means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

     "Gross Revenues" means, for the applicable period, all revenues actually collected from sales of the RAS2000 Product Line, as applicable, less any refunds, rebates, discounts or credits of a similar nature, given, paid or returned in the course of obtaining such revenues or component thereof.

     "Intellectual Property" means any and all: (a) inventions and discoveries (including without limitation, any and all processes, methods, machines, manufactures, compositions of matter), whether or not patentable; (b) works of authorship, expressions, compilations, data collections and databases (including without limitation any and all specifications, diagrams, recipes, formulas, computer programs, software, firmware, documentation and data), whether or not copyrightable; (c) trade secrets, ideas, know-how, and confidential or proprietary information; (d) patents, utility models, copyrights, trademarks, service marks, moral rights and other government-issued or legally-cognizable rights and/or indicia of ownership with respect to any of the foregoing; (e) other intellectual property, industrial property or proprietary rights, however designated, that are similar or analogous to, or subsumed by or required for the exercise of, any of the foregoing rights, whether arising by operation of law, contract, license or otherwise; (f) registrations, applications, renewals, extensions, continuations, certificates and other associated documentation, now or hereafter in force with respect to any of the foregoing; and (g) claims, demands and causes of action of any kind with respect to, and any other rights relating to the enforcement of, any of the foregoing, including without limitation any past, present or future infringement, misappropriation or other violation of any of them.

     "Letter of Intent" means that certain letter by and between the Seller and the Purchaser dated December 27, 2002.

     "Object Code" means the compiled and assembled, machine-readable form of the code.

     "Person"  means  an  individual,  partnership,   corporation,  joint  stock
company, limited liability company, limited liability partnership, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Purchased Assets" means the all assets pertaining to the RAS2000 products, including, without limitation (i) the RAS2000 Product Line as set forth on Exhibit A; (ii) the Purchased Units as set forth on Exhibit B; (iii) the Purchased Equipment as set forth on Exhibit C; (iv) the Purchased Documents as set forth on Exhibit D; (v) the RAS2000 Technology, the Intellectual Property, the Object Code and the Source Code as collectively set forth on Exhibit E; and
(vi) and all new and used units, components, cables, sub-assemblies and packaging material pertaining to the RAS2000 Product Line after delivery of the Purchased Units. The Seller will retain certain components for use in warranty repairs and certain RAS2000 units currently in use as set forth on Exhibit F.

     "Purchased Documents" means the documents and records pertaining to the purchase of components, production and sales of the RAS2000 Product Line listed on Exhibit D.

     "Purchased Equipment" means the assets listed on Exhibit C.

     "Purchased Units" means 300 units of the RAS2000 Product Line that are included within the definition of Purchased Assets and listed on Exhibit B with delivery dates and product configurations set forth therein.

     "RAS2000 Product Line" means the products listed on Exhibit A.

     "RAS2000 Technology" means any and all Intellectual Property relating to the RAS2000 Product Line including without limitation all Intellectual Property related to the creation, design, development, manufacture or use of any of the RAS2000 Product Line.

     "Source Code" means the human-readable form of the code and related system documentation including the original programming statements with comments, and any procedural code such as job control language, plus any associated interfaces, definition files or scripts used to control compilation and installation of executable code. The Source Code shall also include, without limitation, (i) file layouts, data structure and schematics, (ii) names and last known addresses of technical personnel who developed the code and (iii) a list of third party software and tools if applicable used to create and maintain the code.

     "Titan Product Line" means the RAS4, RAS8, RCM4, RCM8, RCM24 and RCM48 products.

                                   ARTICLE II

                Purchase and Sale of Assets; Additional Covenants

     Section 2.1. Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser all of the Seller's right, title and interest in and to the Purchased Assets and the Purchaser shall purchase such Purchased Assets from the Seller. THE PURCHASER IS NOT ASSUMING, NOR SHALL IT IN ANY MANNER BECOME LIABLE FOR, ANY LIABILITIES OR OBLIGATIONS OF ANY KIND OR NATURE WHATSOEVER OF THE SELLER AND ITS AFFILIATES, WHETHER KNOWN OR UNKNOWN, MATURE, CONTINGENT OR OTHERWISE, ARISING OUT OF, RELATED TO OR INCURRED IN CONNECTION WITH, ACTIONS OR CIRCUMSTANCES OCCURRING OR EXISTING PRIOR TO THE EFFECTIVE DATE.

     Section 2.2. Purchase Price. (a) The purchase price (the "Purchase Price") to be paid by the Purchaser for the Purchased Assets shall equal $102,500 and 00/XX Dollars ($102,500.00).

     (b) The Purchase Price shall be paid by Purchaser to Seller as follows:

          (i) Seller acknowledges receipt of the sum of Twenty Thousand Dollars ($20,000) which has been paid by Purchaser related to the delivery of Purchased Units 1 - 50;

          (ii) $15,000.00 upon execution of this Agreement and delivery of Purchased Units 51 - 100;

          (iii) $15,000.00 upon delivery of Purchased Units 101 - 150;

          (iv)  $12,500.00 upon delivery of Purchased Units 151 - 200;

          (v)   $15,000.00 upon delivery of Purchased Units 201 - 250; and

          (vi) $25,000.00 due thirty (30) days after delivery of Purchased Units 251 - 300.

     Section 2.3. Additional Payment. In addition to the payment of the Purchase Price pursuant to Section 2.2, commencing on the Effective Date and continuing for one (1) year, the Purchaser shall pay the Seller a royalty (each such payment, an "Additional Payment"), if any, according to the following calculation: (i) three percent (3%) of Gross Revenues of the RAS2000 Product Line. Royalties shall be paid quarterly within fifteen (15) days of the end of the each calendar quarter. Notwithstanding any of the provisions contained in this Section 2.3, the Seller acknowledges that the Purchaser, in its sole discretion, may at any time discontinue the manufacturing and sales of the RAS2000 Product Line, and in such an event, the Purchaser shall have no further obligation to make any payments pursuant to this Section 2.3.

     Section 2.4. Allocation. The allocation of the Purchase Price among the Purchased Assets for all purposes (including financial accounting and tax purposes) will be $2,500 for the Purchased Equipment and the remainder of the Purchase Price allocated to inventory, including the Purchased Units and the remaining components, cables, sub-assemblies and packaging materials.

                                   ARTICLE III

                  Representations and Warranties of the Seller

     The Seller represents and warrants to the Purchaser as follows:

     Section 3.1. Organization and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and other, to enter into this Agreement.

     Section 3.2. Authorization. The Seller has full power and authority, corporate and other, to execute and deliver this Agreement, the instruments of transfer and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. Each of this Agreement and such instruments of transfer has been or, at the time of delivery will be, duly authorized, executed and delivered by the Seller and constitutes or, at the time of delivery will constitute, a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

     Section 3.3. Non-contravention. In relevant part, neither the execution and delivery of this Agreement and the instruments of transfer nor the performance by the Seller of its obligations hereunder and thereunder will (i) contravene any provision contained in the Seller's Certificate of Incorporation or by-laws,
(ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any Governmental Authority, in each case to which the Seller is a party or by which it is bound or to which any of its assets or properties are subject or (iii) result in the creation or imposition of any lien, claim, charge, encumbrance, equity, restriction or right on the Purchased Assets.

     Section 3.4. No Consents. Except for consents required in connection with the Purchaser's acquisition of the Purchased Assets, no notice to, filing with, or authorization, registration, consent or approval of any Governmental
Authority or other Person is necessary for the execution, delivery or performance of this Agreement and the instruments of transfer or the consummation of the transactions contemplated hereby or thereby by the Seller.

     Section 3.5. The Purchased Assets. The Seller has good and marketable title to all of the Purchased Assets free and clear of any and all liens, claims, charges, mortgages, security interests, equity or other encumbrances (collectively, the "Encumbrances"). The Seller has complete and unrestricted power and the unqualified right to sell, convey, assign, transfer and deliver the Purchased Assets to Purchaser and effectively to vest in Purchaser good, valid and marketable title to the Purchased Assets. There are no existing agreements, commitments or rights with, of or to any person to acquire any of the Purchased Assets. No consents are necessary to consummate such conveyances. The Purchased Assets are in good operating condition and are in a state of good maintenance and repair, and there does not exist any condition which interferes or which may interfere with the economic value or use thereof. No third party (including any Affiliate) or any past or present employee owns or has any interest by lease, license or otherwise in any of the Purchased Assets. The documents of transfer executed and delivered by the Seller will be sufficient to convey good and marketable title to the Purchased Assets to the Purchaser, free and clear of any Encumbrances. The Purchased Assets constitute all of the assets used in the operation of the RAS2000 Product Line and necessary to use, manufacture and sell the RAS2000 Product Line.

     Section 3.6 Proprietary Rights. (a) The Purchased Assets were developed by the Seller and its employees. Any trade secret rights with respect to the Purchased Assets have been maintained with the appropriate secrecy safeguards, and are not generally known.

     (b) No claim by any third party contesting the validity, enforceability, use or ownership of the Purchased Assets has been made, is currently pending or is threatened. The Seller has not received any notice of, nor is it aware of any fact which indicates a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to the intellectual property rights of the Purchased Assets. The Seller has not infringed, misappropriated or otherwise conflicted with any rights of any third parties, nor is it aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Purchased Assets. The Seller has not engaged in any conduct or omitted to perform any necessary act, the result of which could invalidate any of the intellectual property rights of the Purchased Assets.

     (c) The Seller has not granted any licenses or other similar rights with respect to the Purchased Assets.

     (d) The Seller agrees to not discard, destroy or otherwise make unavailable any records, documents, computer files, databases, specifications, programs, drawings or diagrams relating to its connectivity products business segment for a period of one year from the Effective Date.

     Section 3.7. Warranty of Purchased Units. The Purchased Units shall perform in accordance with the documentation provided to the Purchaser and described on the product warranty card, a copy of which is attached hereto as Exhibit I. Seller shall assume warranty obligations for the Purchased Units delivered by the Seller pursuant to this Agreement and for any RAS2000 units (including RCM units) previously sold by the Seller.

     Section 3.8. Decrees. No judgment, order, decree, ruling, or writ of any court or any governmental department, commission board, bureau, agency or instrumentality has been issued or entered with respect to or affecting the Purchased Assets.

     Section 3.9. Compliance with Laws. The Seller is in compliance with all laws, rules, regulations, orders, writs or decrees of any jurisdiction, court or any governmental department, commission, board, bureau, agency or instrumentality the noncompliance with which would have a material adverse effect upon the value or use of the Purchased Assets, and the Seller has not been notified of any alleged failure to so comply.

     Section 3.10. Litigation. There is no action, suit, proceeding, claim or investigation (whether or not purportedly on behalf of the Seller) to which the Seller is a party and to which any of the Purchased Assets is or may be subject, pending or, threatened before or by any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality.

     Section 3.11. Bulk Sales. The transfer of the Purchased Assets pursuant to this Agreement is not subject to the provisions of the Uniform Commercial Code - Bulk Transfers, as adopted by the State of Georgia or any other bulk sales law.

     Section 3.12. Disclosure. No representation or warranty made by the Seller in this Agreement, any Exhibit or any certificate delivered, or to be delivered, by or on behalf of the Seller pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which the Seller has not disclosed to the Purchaser in writing which the Seller presently believes has or may have a material adverse effect on the Purchased Assets or on the ability of the Seller to perform its obligations under this Agreement and the instruments of transfer.

                                   ARTICLE IV

                 Representations and Warranties of the Purchaser

     The Purchaser represents and warrants to the Seller as follows:

     Section 4.1. Organization. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia and has full power and authority, corporate and other, to own or lease its property and assets and to carry on its business as presently conducted.

     Section 4.2. Authorization. The Purchaser has full power and authority, corporate and other, to execute and deliver this Agreement and the instruments of transfer and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. Each of this Agreement and the instruments of transfer has been or, at the time of delivery will be, duly authorized, executed and delivered by the Purchaser and constitutes or, at the time of delivery will constitute, a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     Section 4.3. Non-contravention. The Purchaser is not subject to any provision of its Certificate of Incorporation or by-laws or any agreement, instrument, law, rule, regulation, order, decree or judgment of any Governmental Authority or other restriction that would prevent the consummation of the transactions contemplated by this Agreement and the instruments of transfer.

     Section 4.4. No Consents. Except for consents required in connection with the Purchaser's acquisition of the Purchased Assets, no notice to, filing with, or authorization, registration, consent or approval of any Governmental
Authority or other Person is necessary for the execution, delivery or performance of this Agreement and instruments of transfer or the consummation of the transactions contemplated hereby and thereby by the Purchaser.

                                    ARTICLE V

                            Covenants and Agreements

     Section 5.1. Closing Documents. The Seller shall, prior to or on the Effective Date, execute and deliver, or cause to be executed and delivered to the Purchaser, the documents or instruments described in Section 6.2. The Purchaser shall perform the obligations described in Section 6.3.

     Section 5.2. Transfer and Property Taxes. The Seller shall pay any transfer, sales, purchase, use or similar tax under the laws of any Governmental Authority arising out of or resulting from the purchase of the Purchased Assets.

     Section 5.3. Non-Competition. For a period of five years after the Effective Date, the Seller agrees that it will not, directly or indirectly, engage or invest in, own, manage, operate, license, finance, control, or participate in the ownership, management, operation, financing, or control of, be associated with, or in any manner connected with any Person involved in the development, marketing and sales of any "competitive product" except as an authorized reseller of the Purchaser pursuant to a written agreement. For purposes of this Agreement, a "competitive product" shall mean any product that provides features to perform as a remote access server, communications server, terminal server or print server, and any product that provides functions for remote console management or network management.

     The Seller acknowledges that the restrictions contained in this Section 5.3 are reasonable and necessary to protect the legitimate interests of the Purchaser and that any breach by the Seller of any provision hereof will result in irreparable injury to the Purchaser. The Seller acknowledges that, in addition to all remedies available at law, the Purchaser shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, as may be appropriate. Such equitable relief for earnings and profits shall not exceed $100,000 in the first and second year after the Effective Date; $90,000 in the third year after the Effective Date; $80,000 in the fourth year after the Effective Date and $70,000 in the fifth year after the Effective Date. The Purchaser shall not be required to post any bond or other security in connection with any proceeding to enforce this Section 5.3.

     The Seller may, however:

          (a) sell up to 200 units from its IntelliServer Slimline product line from components owned by the Seller on the Effective Date;

          (b) license or sell the technology for the Titan Product Line, however, the Purchaser has a right of first refusal to accept and enter into any transaction with the Seller that the Seller has agreed to in an arms length transaction with an unrelated third party; and

          (c) resell an unrelated third party's hardware for purposes of offering to its service and support customers a remote console management or network management solution.

     Section 5.4. Non-Solicitation. Each party will not, directly or indirectly, either for itself or any other entity, (i) induce or attempt to induce any employee of the other party to leave the employ of the party, or (ii) in any way interfere with the relationship between the other party and any employee of the other party.

     Section 5.5. Best Efforts; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event that at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement, the Seller or the proper directors or officers of the Seller or the Purchaser, as the case may be, shall take all such action without any further consideration therefore. Without limiting the generality of the foregoing, the Seller shall cooperate with the Purchaser and secure the cooperation of its employees, at the cost of the Purchaser, if the Purchaser shall seek to apply for any patent or copyright, including, without limitation, the assembly of all records or materials necessary or helpful in the preparation of applications for any patent or copyright application or registration.

     Section 5.6. Purchased Unit Assembly. The parties acknowledge that all 300 Purchased Units are not yet assembled and that the Seller agrees to complete the assembly of all 300 Purchased Units without any additional cost or charge to Buyer beyond the amount set forth herein as the Purchase Price.

         Section 5.7. Product Support. The Seller shall provide hardware warranty support on all of the Purchased Units and for any products in the RAS2000 Product Line previously sold by the Seller. Purchaser will provide the ninety (90) day software and firmware warranty support and configuration support for the Purchased Units.

     Section 5.8 Seller's Customers. After the Effective Date, the Seller shall promptly notify in writing its customers that the Purchaser owns the rights to the Purchased Assets. The Purchaser shall have all rights to contract with the customers for any further customization or development of the Purchased Assets.

     Section 5.9. Internet Links. Each party agrees, at no cost, to provide an Internet link to the other party's website.

                                   ARTICLE VI

                     The Closing; Deliveries by the Parties

     Section 6.1. The Closing. The signing of the documents relating to the transactions contemplated by this Agreement (the "Closing") is taking place at the offices of the Seller or such other place as the parties may designate, commencing on January 30, 2003 (the "Closing Date"). The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the condition[s] that no Governmental Authority of competent jurisdiction shall have
(i) enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect; or
(ii) commenced or threatened any action or proceeding, which in either case would prohibit consummation of the transactions contemplated by this Agreement.

     Section 6.2. Deliveries by Seller. Prior to or at the Closing, the Seller shall have delivered to the Purchaser such items and all instruments of assignment, transfer and conveyance identified herein and such other closing documents as shall be requested by the Purchaser in form and substance acceptable to the Purchaser's counsel, including the following:

          (a) such instruments of sale, transfer, assignment, conveyance and delivery, in form and substance reasonably satisfactory to counsel for the Purchaser and the Bill of Sale set forth as Exhibit J, as are required in order to transfer to the Purchaser good and marketable title to the Purchased Assets, free and clear of all Encumbrances except as provided herein;

          (b) a certificate of the Secretary or Assistant Secretary of the Seller, dated the Effective Date, (a) as to the incumbency of any officer of the Seller executing this Agreement and the instruments of transfer or any document related thereto, (b) with a certified copy of the certificate of incorporation and bylaws, resolutions of the board of directors authorizing the transactions contemplated by this agreement and a good standing certificate and (c) covering such other matters as the Purchaser may reasonably request;

          (c) not withstanding the foregoing, any document required of Seller hereunder may be redacted in relevant part, for confidentiality purposes.

     Section 6.3. Delivery by Purchaser. Prior to or at the Closing the Purchaser shall deliver the sum of Fifteen Thousand Dollars ($15,000.00) to the Seller.


                                   ARTICLE VII
                                   [Reserved.]

                                  ARTICLE VIII

           Survival of Representations and Warranties; Indemnification

     Section 8.1. Survival of Representations and Warranties. Except as set forth below, the representations and warranties provided for in this Agreement shall survive the Effective Date for the benefit of the parties hereto and their successors and assigns.

     Section 8.2. Indemnification. (a) The Seller agrees to and does hereby indemnify and agrees to defend and hold harmless the Purchaser, its Affiliates, officers, directors, employees, agents and representatives, and any Person claiming by or through any of them, against and in respect of any and all claims, costs, expenses, damages, liabilities, losses or deficiencies (including, without limitation, reasonable counsel's and expert's fees and other costs and expenses incident to any suit, action or proceeding) (the "Damages") arising out of, resulting from or incurred in connection with (i) the ownership, management or use of the Purchased Assets prior to the Closing, (ii) the conduct of the business of the Seller prior to the Closing, (iii) any breach of any representation or warranty of the Seller or failure to perform any covenant of the Seller contained in this Agreement, or (iv) any liabilities or obligations of or claims against the Seller (whether absolute, accrued, contingent or otherwise and whether a contractual, tax or other type of liability, obligation or claim and specifically including but not limited to including, without limitation, any product liability or warranty claims with respect to the Purchased Units).

     (b) The Purchaser agrees to and does hereby indemnify and agrees to defend and hold harmless the Seller, its Affiliates, officers, directors, employees, agents and representatives, and any Person claiming by or through any of them and its respective successors and assigns, from and against all actions, losses, claims, liabilities, litigation causes of action, damages, costs and expenses of every kind and character (including reasonable fees of attorneys) resulting from or relating to any breach of any representation or warranty of Purchaser or failure to perform any covenant of Purchaser contained in this Agreement.

     (c) Any Person providing indemnification pursuant to the provisions of this
Section 8.2 is hereinafter referred to as an "Indemnifying Party" and any Person entitled to be indemnified pursuant to the provisions of this Section 8.2 is hereinafter referred to as an "Indemnified Party."

     Section 8.3. Procedures for Claims. In the case of any claim for indemnification arising from a claim of a third party, an Indemnified Party shall give prompt written notice, in no event more than twenty (20) days following such Indemnified Party's receipt of such claim or demand, to the Indemnifying Party of any claim or demand which such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such claim or demand, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party unless (i) such claim or demand seeks an order, injunction or other equitable relief against the Indemnified Party, or
(ii) the Indemnified Party shall have reasonably concluded that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such claim or demand or (y) the Indemnified Party has one or more defenses not available to the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such claim or demand. The Indemnified Party shall have the right to participate in the defense of any claim or demand with counsel employed at its own expense; provided, however, that, in the case of any claim or demand described in clause (i) or (ii) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such claim or demand, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any such claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, delayed or conditioned.

     Section 8.4 Set Off. In addition to any other equitable or legal remedies, the Purchaser may set off against any payment due hereunder, including, without limitation Damages for which the Seller may be responsible pursuant to this Agreement.

                                   ARTICLE IX

                                  Miscellaneous

     Section 9.1. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or if mailed, five days after the date of mailing, as follows:

If to the Purchaser:     Altura XL LLC
                         560 Croydon Lane
                         Alpharetta, Georgia 30022
                         Telephone: (770-616-6598)
                         Attention: Keith H. Daniel

If to the Seller:        Symbiat, Inc.
                         4920 Avalon Ridge Parkway, Suite 600
                         Norcross, Georgia  30071
                         Telephone: (770) 638-6999
                         Attention: John W. Smith, President

     Section 9.2. Expenses. Regardless of whether the transactions provided for in this Agreement are consummated each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

     Section 9.3 Employees. The Purchaser will not be required to hire any employees of the Seller.

     Section 9.4 Obligations to Individual Members of the Purchasers. Upon Seller's delivery of all Purchased Units pursuant to the times set forth on Exhibit B hereto and the delivery of the remainder of the Purchased Assets, the amounts due to the individual members of the Purchaser, as outlined in Exhibit G, will be deemed settled and fully satisfied. If the Seller fails to deliver all Purchased Units as provided in Exhibit B and to deliver the remainder of the Purchased Assets, such amounts set forth on Exhibit G shall be reduced by the fair value of the Purchased Assets not delivered as provided in this Agreement. If any Purchased Units are not delivered in accordance with Exhibit B, the fair value of non-delivery shall be deemed to be One Hundred and Fifty ($150.00) Dollars per unit. Any reduction in the amounts set forth on Exhibit G shall not exceed the total of the amounts set forth. Any reduction in amounts set forth in Exhibit G shall not reduce the validity, force or effect of any other rights of either the Purchaser or Seller in this Agreement. The total of any reduction in the amounts set forth on Exhibit G may be set off against amounts due the Seller by the Purchaser pursuant to this Agreement. If no amounts are due by the Purchaser to the Seller to effect a set off, such amount shall be paid by the Seller to the Purchaser no later than March 31, 2003.

     Section 9.5 Inquiries and Orders for RAS2000 Product Line. Seller agrees to notify and forward promptly to Purchaser any and all inquiries or orders received pertaining to the RAS2000 Product Line.

     Section 9.6 Training. Seller will provide training to the Purchaser in the assembly and testing of the RAS2000 Product Line. Such training will be scheduled at a mutually convenient time no later than 15 business days after the Effective Date.

     Section 9.7 Email. Seller will keep in service and provide access for the Purchaser to the following email addresses for a period of one (1) year from the Effective Date.

                  charlief@computone.com

                  charlief@symbiat.com

                  keithd@computone.com

                  keithd@symbiat.com

     Section 9.8. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Georgia, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Georgia and the United States District Court for the Northern

District of Georgia for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 9.9.  Assignment;  Successors  and Assigns;  No Third Party Rights.
Except as otherwise provided herein, this Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. The Purchaser may assign all of its rights under this Agreement to any Affiliate; provided such Affiliate assumes all of the obligations of the Purchaser hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors, assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

     Section 9.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

     Section 9.11. Titles and Headings. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 9.12. Entire Agreement. This Agreement, including Exhibits attached thereto, constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings (including, without limitation, the Letter of Intent) among them with respect to such matters.

     Section 9.13. Amendment and Modification. This Agreement may only be amended or modified in writing signed by the party against whom enforcement of such amendment or modification is sought.

     Section 9.14. Public Announcement. Except as may be required by law, neither the Seller, on the one hand, or the Purchaser, on the other hand, shall issue any press release or otherwise publicly disclose this Agreement or the transactions contemplated hereby or any dealings between or among the parties in connection with the subject matter hereof without the prior approval of the other. In the event that any such press release or other public disclosure shall be required, the party required to issue such release or other disclosure shall consult in good faith with the other party hereto with respect to the form and substance of such release or other disclosure prior to the public dissemination thereof. Neither party shall disclose the Purchase Price, except as may be required by applicable laws or regulations or the rules of any securities exchange or association binding on the Purchaser or the Seller, as the case may be.

     Section 9.15. No Finders' Fees. Neither the Seller nor Purchaser nor any party acting on their behalf has employed any broker or finder or incurred any liability for any brokerage fees or commissions or any finder's fees in connection with the negotiations relative to this Agreement or the consummation of the transactions contemplated hereby.

     Section 9.16. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

     Section 9.17. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

     Section 9.18. No Strict Construction. Each of the Purchaser and the Seller acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                        SYMBIAT, INC.


                                        By: /s/ John W. Smith
                                            -----------------
                                        Name: John W. Smith

                                        Title: President


                                        ALTURA XL LLC


                                        By: /s/ Keith H. Daniel
                                            -------------------
                                        Name: Keith H. Daniel

                                        Title: President


                                        By: /s/ Charles E. Fisher
                                            ---------------------
                                        Name: Charles E. Fisher

                                        Title: Vice President -
                                               Sales and Marketing

                                    EXHIBIT A
                                    ---------

                              RAS2000 Product Line

RAS2000 This nomenclature defines all 16 to 64-port RJ45 expandable rack mount communications servers

   RAS2000/16            16-port rack mount communications server
   RAS2000/16DC          16-port rack mount communications server
                              with 48V DC power supply
   RAS2000/16LW          16-port rack mount communications server
                              with Lowes kernel
   RAS2000/32            32-port rack mount communications server
   RAS2000/32DC          32-port rack mount communications server
                              with 48V DC power supply
   RAS2000/48            48-port rack mount communications server
   RAS2000/48DC          48-port rack mount communications server
                              with 48V DC power supply
   RAS2000/48LW          48-port rack mount communications server
                              with Lowes kernel
   RAS2000/64            64-port rack mount communications server
   RAS2000/64DC          64-port rack mount communications server
                              with 48V DC power supply
   REX-16RJ-232          16-port expansion serial cards RS-232
   RAS2000 ENGINE        RAS2000 engine card


RAS2000RCM               This  nomenclature  defines  all  16  to  64-port  RJ45
                         expandable rack mount RCM communications servers which support sun-break issues


   RAS2000/16RCM         16-port rack mount RCM communications server
   RAS2000/16RCMDC       16-port rack mount RCM communications server
                              with 48V DC power supply
   RAS2000/32RCM         32-port rack mount RCM communications server
   RAS2000/32RCMDC       32-port rack mount RCM communications server
                              with 48V DC power supply
   RAS2000/48RCM         48-port rack mount RCM communications server
   RAS2000/48RCMDC       48-port rack mount RCM communications server
                              with 48V DC power supply
   RAS2000/64RCM         64-port rack mount RCM communications server
   RAS2000/64RCMDC       64-port rack mount RCM communications server
                              with 48V DC power supply
   REX-RCM               16-port expansion RCM serial cards RS-232

                                    EXHIBIT B
                                    ---------

                                 Purchased Units

 Delivery date      Units     Product                Quantity
 -------------      -----     -------                -------

   Delivered        1-25      RAS2000/16                10
January 10, 2003              RAS2000/32                 3
                              RAS2000/32RCM              2
                              RAS2000/48                 5
                              RAS2000/64                 5
                              REX-16RJ-232              25


   Delivered        26-50     RAS2000/16                13
January 15, 2003              RAS2000/16RCM              2
                              RAS2000/32                 2
                              RAS2000/48                 1
                              RAS2000/64                 1
                              RAS2000/64RCM              6
                              REX-16RJ-232              20


    Delivered       51-74     RAS2000/16                24
January 22, 2003              REX-16RJ-232              24


January 30, 2003    75-100    RAS2000/16                 6
                              RAS2000/32                20


January 31, 2003    101-150   RAS2000/16                30
                              RAS2000/32                20
                              REX-16RJ-232              16


February 10, 2003   151-200   RAS2000/16                30
                              RAS2000/32                20
                              REX- 16RJ-232             20


February 19, 2003   201-250   RAS2000/16                30
                              RAS2000/32                20
                              REX-16RJ-232              20


February 28, 2003   251-300   RAS2000/16                30
                              RAS2000/32                20
                              REX-16RJ-232              20

Seller agrees to complete assembly of all of the above-specified Purchased Units pursuant to Section 5.6 of the Agreement.

                                    EXHIBIT C
                                    ---------

                               Purchased Equipment

RAS/RCM test computer

Desoldering station

Microscope

Oscilloscope

Volt / ohm meter

Halo lamp

Workbenches (3)

Burn-in racks (2)


Pallet jack

Torch settable drivers

Tool box and hand tools

Storage racks located at Seller's former Alpharetta, GA offices

                                    EXHIBIT D
                                    ---------

                               Purchased Documents


For each of the products in the RAS2000 Product Line:

   Sales history

   Customer information

   Costed bills of material

   Purchasing history

   Vendor information

   Production process


Other:

   Inventory quantities (Included on Exhibit F)

                                    EXHIBIT E
                                    ---------


RAS 2000 Technology
-------------------

The technology that is included in the term RAS2000 has four aspects. The first is a proprietary hardware design for a device that supports the connection of up to 64 serial I/O devices to a network that support 10 base T Ethernet connections. In simplistic terms that are defined in more detail in Engineering documents included in another exhibit, the hardware consist of a chassis with a 3U form factor, an engine card that contains the MIPS compatible processor and other components needed to effectively store and execute the kernel software, 16 port expansion cards either with or without a feature to support inadvertent breaks and a power supply. The second is a proprietary kernel that uses UNIX like functions and supports the use of the product as either a terminal server to support connection of serial I/O based devices to application software on one or more servers or to remotely manage console operations using the serial I/O port on servers or other such devices. The kernel technology is supplied in the form of an executable object and as source code that can be compiled given the proper licenses for software from Greenhill and others. The third is a proprietary GUI design that is used to administer the RAS2000 device and its ports. The GUI is executable within the supplied executable kernel and is provided within the source code. The fourth is an application entitled ISERVD that operates on a UNIX host and employs pseudo tty operations to allow application software to use the serial ports on a RAS2000 device effectively. The ISERVD technology is supplied as source code only. It has been compiled for a number of UNIX platforms but the primary support from Symbiat (formerly known as Computone Corporation) has been in the form of source code to be compiled for a target platform.

Intellectual Property
---------------------

The source code to the kernel is intellectual property and has been protected so as to not violate intellectual property laws relating to disclosure. ISERVD has been provided to the public as source code to be compiled by the user. It is arguable as to whether this has been protected and thus may be classified a public domain property. RAS2000 is a service mark. The Computone logo is a service mark. Intelliserver is a trademark. All rights to and ownership of the Computone brand name, logo, web domain (www.computone.com), content of the Computone website, trademarks and service marks. All of the Engineering drawing relative and CAD files are proprietary to Symbiat and are part of the Intellectual Property. These items have been protected and when released for the purpose of manufacturing have been done so with the appropriate confidentiality statements. Prior to the move from Windward Ridge, they were kept in locked cabinets in a locked and limited access room. There is no tangible reason to believe that the engineering items have been compromised since their relocation to Avalon Ridge.

Object Code
-----------

RAS2000 CD

INDEX

--------------------------------------------------------------------------------
     PART DESCRIPTION                                        PART NUMBER
--------------------------------------------------------------------------------
     RAS 2000 PowerRack Hardware Guide                       0-13086 Rev -
     ---------------------------------
--------------------------------------------------------------------------------
RAS 2000 Software Configuration Guide                        0-22200
--------------------------------------------------------------------------------
RAS 2000 PowerRack Windows NT Supplement                     0-13087 Rev A
--------------------------------------------------------------------------------
RAS 2000 Release 3.0 Release Notes                           0-13091 Rev B
--------------------------------------------------------------------------------
RAS 2000 Web Interface Guide                                 0-13086 Rev -
--------------------------------------------------------------------------------
RAS 2000 Tipmenu Release Notes                               0-13094
--------------------------------------------------------------------------------
RAS 2000DC Release Notes                                     0-28008 Rev-
--------------------------------------------------------------------------------
DB-9 Patch Pack Release Notes                                0-28050
--------------------------------------------------------------------------------
DB-25 Patch Pack Release Notes                               0-28051
--------------------------------------------------------------------------------
RAS2000 Product Description PDF                              Brochure 1 of 3
--------------------------------------------------------------------------------
RAS2000 Technical Specification PDF                          Brochure 2 of 3
--------------------------------------------------------------------------------
Optional Equipment PDF                                       Brochure 3 of 3
--------------------------------------------------------------------------------
Drivers iservd                                               0-35300-12
--------------------------------------------------------------------------------
Drivers NT
--------------------------------------------------------------------------------
Kernel r2k306                                                1-02464-10
--------------------------------------------------------------------------------
Kernel r2k308                                                1-02464-11
--------------------------------------------------------------------------------

***RAS2000 Documentation/Software P/N 0-39015 Rev E

Source Code
-----------

Symbiat, Inc
RAS2000 Transfer of Technology Manifest
---------------------------------------
(January 22, 2003)

The  following   RAS200  software  source  code  components  and   documentation
components are contained on the included CDROM media.

IntelliServer Source Code Tree (Intelliserver)
----------------------------------------------

     Contains the complete source code tree from the Perforce Source Control System for building all versions of the RAS2000 kernel from version 2.0 to the latest build, version 3.0.9a. This code tree is also used to build the SlimLine kernel using a build time option.

     NOTE: This source code package does not include the transfer of the Perforce Source Code Control System. Therefore, it's not possible to access the change history information other than that noted by the programmers in the source code. Compiler licenses are not included in this transfer.

Iservd Source Code Tree (Iservd)
--------------------------------

     Contains the source for building the Iservd and Iservcat host based utility programs for supported operating systems.

RAS2000 Device Driver for Windows 2000 (r2k.W2K)
------------------------------------------------

     Contains the source for building the RAS2000s' Windows 2000 device driver and the monitor/diagnostic tool.

     NOTE: The monitor tool is not a core component of the driver. It is an unsupported utility to aid installation and troubleshooting and is written in Pascal.

RSP Linux Device Driver "Pre-Alpha" (rsp.Linux)
-----------------------------------------------

     This code is incomplete and non-functional. It is the beginning of a RAS2000 Windows NT style driver for the Linux operating system.

RAS2000 Documentation Components
--------------------------------

     The following is a list of the included documentation files. With the exception of the PDF builds, these files are in the original editable form and are in the editing tool's native file format. Most are in Adobe FrameMaker, or Microsoft Word file format. The marketing materials are in Quark file format. NOTE: Documentation tools are not included in this transfer.

     o    RAS 2000 PowerRack Hardware Guide
     o    RAS 2000 Software Configuration Guide
     o    RAS 2000 PowerRack Windows NT Supplement
     o    RAS 2000 Release 3.0 Release Notes
     o    RAS 2000 Web Interface Guide
     o    RAS 2000 Tipmenu Release Notes
     o    RAS 2000DC Release Notes
     o    DB-9 Patch Pack Release Notes
     o    DB-25 Patch Pack Release Notes
     o    RAS2000 Product Description PDF
     o    RAS2000 Technical Specification PDF
     o    Optional Equipment PDF

                                    EXHIBIT F
                                    ---------

                       Components To Be Retained By Seller

                                   SCHEDULE F

                                                                                                  Actual     Estimate
                                                                                                  Retained   to Altura
=================       ==================     ==================================                 ========== =========
RAS2000/16              0-13080-2              HARDWARE WARRANTY REGISTRATION                              0      2714
RAS2000/16              0-13088                RAS2000 READ ME FIRST                                       0      1415
RAS2000/16              0-20158                INSERT POWERRACK CAUTION CARD                              21         0
RAS2000/16              0-28050                RN: DB9 PATCH PACK                                        113         0
RAS2000/16              0-28051                RN: DB25 PATCH PACK                                        80         0
RAS2000/16              0-29950                CD ENVELOPE                                               418         0
RAS2000/16              0-39000                BLANK CD                                                  319         0
RAS2000/16              1-00072                RES;1MEG OHM;1/4W;5%;CRBN FLM                               0         0
RAS2000/16              1-00102                SM RES;120 OHM;1/10W;5%;0805                             1350         0
RAS2000/16              1-00111                SM RES;27 OHM;1/10W;5%;0805                              1600     20300
RAS2000/16              1-00113                SM RES;4.7K;1/10W;5%;0805                                1200      2300
RAS2000/16              1-00114                SM RES;0 OHMS;1/10W;5%;0805                              1000      8950
REX/RCM                 1-00117                SM RES; 1K; 1/10W;5%;0805                                 525         0
REX/RCM                 1-00118                SM RES; 47 OHM; 1/10W;5%;0805                            1000      3950
REX/RCM                 1-00121                SM RES; 270 OHM; 1/10W;5%;0805                           1000     11232
REX/RCM                 1-00124                SM RES; 10 OHM; 1/10W;5%;0805                            1000     24431
REX/RCM                 1-00174                SM RES; QARY270 OHM; 1/16W;150L                          1000      5280
RAS2000/16              1-01057                SM CAP;6.8UF;20%;25V;TANT                                  52         0
REX/RCM                 1-01070                CAP;.33PF;10%;50V;CER;COG;0805                           1000     10302
RAS2000/16              1-01071                CAP;.1UF;20%;50V;CER;Z5U;0805                            1000     61500
RAS2000/16              1-01078                SM CAP;2200PF;1KV;20%;1808                               1000     23300
RAS2000/16              1-01083                SM CAP;68PF;50V;0805                                     1000      8000
REX/RCM                 1-01114                SM CAP;,.1UF,X7R,105,16V,0603                            1391         0
REX/RCM                 1-01123                CAP SM 100UF 16V                                         1000      2017
RAS2000/16              1-01174                CAP,100PF;50V,10%,COG,0805,SM                             836         0
RAS2000/16              1-01230                CAP,100UFD,20%,10V,TAN SM7343                            1000      1250
RAS2000/16              1-02293                SM IC;74ALS623                                           1000      2374
REX/RCM                 1-02410                SM IC, QUAD UART 16C654                                    56         0
REX/RCM                 1-02463                SMIC, FPGA 7128S-10,100TQFP                                15         0
REX/RCM                 1-02474                SMIC, MAX825T, 5VS, 4.63VTH                               100      1750
REX/RCM                 1-02528                SMIC, RS-232 TRANSCIEVER, W/ SHUT DOWN, 5V ONLY           100         0
RAS2000/16              1-02988                HD,PLSI2032,80MHZ,44 PIN PLCC                             428         0
RAS2000/16              1-02988-2              IC,PLSI2032,BKP1B0                                        126         0
RAS2000/16RCM           1-03534                FERRITE CORE                                               62         0
REX/RCM                 1-04225-10             HDR; 2X5;230 MT; 1 SPACING                                100       446
REX/RCM                 1-04352                HEADER, .1 SP, RIGHT ANGLE                                  6         0
REX/RCM                 1-04476                CONN, RJ45 10 PIN,RT ANGLE PCB MNT W/SHIELD               799         0
RAS2000/16              1-04513                SLIDE LATCH KIT;DB15                                        0         0
RAS2000/16              1-04560                CONN,ISA PWR HDR,6 CIRCUIT                                741         0
RAS2000/16              1-04563                CONN, DIN32,FEM,VERT PCB MNT                              536         0
REX/RCM                 1-04564                CONN,DIN32,MLE,RHT ANG,PCB MNT                           1000      9200
RAS2000/16              1-04809                SWITCH CAP,RECTANGLE,GRAY                                 522         0
REX/RCM                 1-04815                SW, MOMENTARY, RA, N.O.                                    13         0
REX/RCM                 1-05317                SM,OSC;14.7456MHZ,40/60;100PPM                            100      5457
RAS2000/16              1-05608                POWERRACK PC POWER SUPPLY                                   6         0
RAS2000/16              1-05608-1              POWER SUPPLY,RACK SVR MODIFIED                              0         0
RAS2000/16              1-05610                CORD;POWER 10A/125 VAC                                      0         0
RAS2000/16              1-06015                BLANK CD LABEL                                           1060         0
REX/RCM                 1-06016                BLANK WARRANTY LABEL                                     2520         0
RAS2000/16              1-06056                LBL;.65X.20;TMPR-RES VNYL,UL                             1000         0
REX-16RJ-32             1-06061                SHIPPING LABEL                                              0       506
RAS2000/16              1-06089                LABEL;2.875X.625;THERMAL XFER; BLANK                    25000      5000
RAS2000/16              1-06104                LABEL;.3WX.2;COMP PRINT;MYLAR                          132476     22000
RAS2000/16              1-06122                LABEL;3X.375 WHITE                                        552         0
RAS2000/16              1-06159                LABEL,CE MARK                                               0       179
RAS2000/16              1-06180 / 1-06016      LABEL, CD S/W WARRANTY                                      0      2390
RAS2000/16              1-06633P               FRONT COVER, RIC-16R, W/ EMI                              100        93
RAS2000/16              1-06634P               FRONT COVER,BLANK,RACK ENCL                                21         0
RAS2000/16              1-06635                RACK MNT BRACKET,RACK ENCL                                500      1135
RAS2000/16              1-06638P               FRONT COVER, RISC-866                                     100       361
RAS2000/16RCM           1-06639P               front cover                                                50        96
RAS2000/16RCM           1-06822                led clip retainer ring                                   1000      3840
RAS2000/16RCM           1-06824                led panel clip                                            200       582
RAS2000/16              1-06848                LBL, PR RAS2000 REAR                                        0       550
RAS2000/16              1-07036                SCREW;#4-40X5/16,TRUSS HEAD                              1000      1000
RAS2000/16              1-07037                SCREW,#6-32X1/4,BLK PANHDL,PHL                           2000     20800
RAS2000/16              1-07038                SCREW;#4-40X7/8 BLK PANHD PHIL                            500       740
RAS2000/16              1-07039                SCREW;#4-40X1/4 PANHD,PHIL                               3000      6200
RAS2000/16              1-07041                WASHER,SPLIT #4 STL                                      1200     13200
RAS2000/16              1-07042                WASHER,SPLIT #6 STL                                      1200      1107
RAS2000/16              1-07043                NUT,#6-32, HEX                                           1200      6000
RAS2000/16              1-07058                CARD GUIDE,NYLON, 4" LONG                                 500      1260
RAS2000/16              1-07059                FEET,RND .625X.312                                        200       606
RAS2000/16              1-07061                SCREW,M6X8,PHIL,PAN,SS,ZINC                               250      1710
RAS2000/16              1-07062                SCREW,#10-32,1/2",PHIL,PAN,SS,                            250       150
RAS2000/16              1-07160                SCREW 4-40X5/8 PAN                                       1200     10200
RAS2000/16              1-07197                SCREW;#4-40X3/16 82 DEG C-SINK                           1200      2700
RAS2000/16              1-07201                CABLE CLAMP,CLIP,3/4"RND,                                 250       940
RAS2000/16              1-07366                LBL;STTC SENSITIVE;2X2 YELLOW                            3310         0
RAS2000/16              1-07375                LABEL;FCC CLASS B;PAPER                                     0     11450
RAS2000/16              1-07458                SPACER,3/16 RNDX5/8,#4 CLEAR-                               0         0
RAS2000/16              1-07521                LABEL, PR RAS2000 SHP                                       0       279
RAS2000/16              1-08210                BRACKET,CARD GUIDE MNTG ENG,                              250       444
REX-16RJ-32             1-09075                shipping box                                               12         0
REX-16RJ-32             1-09077                insert                                                     62         0
RAS2000/16              1-09079                INSERT,PKG;RACK ASSY                                       55       355
RAS2000/16              1-09080                SHIP BOX,P RACK.18X8-3/8X13-                                0         0
RAS2000/16              1-09081                INSERT,P.RACK,END CAP                                       0         0
RAS2000/16              1-09082                INSERT,P.RACK,TOP CRUSH ZONE                                0         0
RAS2000/16              1-09216                CABLE TIE 4 IN                                            250       300
RAS2000/16              1-09217                ADHESIVE CABLE TIE MOUNT                                  150       208
RAS2000/16              1-09505                BAG;ZIP;4 X 6; 4 MIL THK;PLAST                            350         0
REX-16RJ-32             1-09507                static bag                                                  0       250
RAS2000/16              1-09509                BAG,ZIP,POLY,6X9,2 MIL,CLEAR                             2050         0
RAS2000/16              1-09510                BAG,ANTI-STATIC,20X24",4 MIL                              105         0
RAS2000/16              1-10400                PWB,BACKPLANE,RACK SVR-32                                   0       963
RAS2000/16RCM           2-20075-2              led blue                                                   52        75
RAS2000/16              2-20119                CABLE,CAT5,SHIELDED,7FT,GRAY                              500       156
RAS2000/16              2-20122                CABLE,V'PORT RJ RJ45 10 PIN TO                            500      1681
RAS2000/16              2-20365                CABLE SVR BACKPLANE ASSY                                   50       123
RAS2000/16RCM           2-22075-1              led green                                                  50        66
REX/RCM                 2-22075-2              LED CABLE ASSEMBLY BLUE                                    50        87
RAS2000/16              2-25032                CABLE, DB9/RJ 10 PIN RECPT.                                30        96
RAS2000/16              2-80101                CD PACK, RAS2000/16/32/48/64                                0         0
RAS2000/16              2-90160                RACK ASSY MECH KIT                                          0         0
RAS2000/16              3-07202K               PWB ASSY;BACKPLANE;RACK SVR-32                              0       (a)
RAS2000/16              3-07205                ASSY, RACK CHASSIS, 5 SLOT                                  0       (a)
RAS2000/16              3-07206P               ASSY,BASE CHASSIS RACK                                      0       (a)
RAS2000/16              3-07210                ASSY,RACK,I/O CARD 16RJ                                     0       (a)
RAS2000/16              3-07212P               REX-16RJ TURNKEY                                            0       (a)
RAS2000/16              3-07213P               PWB ASSY,RACK-SVR                                           0       (a)
RAS2000/16              3-07214                ASSY,RACK SERVER,RISC-860                                   0       (a)
RAS2000/16              3-07225                ASSY,RACK-SERVER BLANK COVER                                0       (a)
RAS2000/16              3-07491-1              ASSY, RAS2000, 16RJ 232                                     0       (a)
RAS2000/16              3-09091                RAS2000 SHIPPING KIT                                        0       (a)
                        3-07525                PWB ASSEMBLY REX-16RJ\RCM                                   0       (a)
RAS2000/16              2-20121                CABLE, V'PORT-RJ RJ45 10 pin                                        (a)
RAS2000/16              2-25024                CABLE, RJ45;VERT MT; SHLD;8PIN                                      (a)
RAS2000/16              2-25029                RJ45 10 PIN-RJ45 CISCO/NETRA                                        (a)
                                               rj45/10 CONNECTORS FOR THE 2-25024 CABLE                            (a)
                                               CABLE EVAL PACK                                                     (a)

(a) All remaining units will go to Altura XL after completion of manufacturing the Purchased Units.

                                    EXHIBIT G
                                    ---------

               Amounts Due to Individual Members of the Purchaser

Amounts relating to Charles E. Fisher:

   Commission for quarter ended March 31, 2002
     (half of total of $4,000.00)                                   $   2,000.00

   Commission for quarter ended June 30, 2002                           4,000.00

   Commission for quarter ended September 30, 2002                      4,000.00

   Commission for quarter ended December 31, 2002 -
     Credit against actual amount                                       6,000.00


Amounts relating to Keith H. Daniel:

   Salary and car allowance                                         $   6,456.43

                                    EXHIBIT H
                                    ---------

                                   [Reserved]

                                    EXHIBIT I
                                    ---------

                                  Warranty Card

                                    EXHIBIT J
                                    ---------

                                  BILL OF SALE

STATE OF GEORGIA

COUNTY OF GWINNETT

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Symbiat, Inc., a Delaware corporation ("Seller"), with its principal office at 4920 Avalon Ridge Parkway, Suite 600, Norcross, Gwinnett County, Georgia for and in consideration of the payment of the sum of Ten Dollars ($10) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and pursuant to that certain Asset Purchase Agreement dated to be effective as of January 30, 2003 (the "Agreement") by and between Seller and Altura XL LLC, a Georgia limited liability company ("Buyer"), with its principal office at 560 Croydon Lane, Alpharetta, Fulton County, Georgia, does hereby grant, bargain, sell, transfer and convey to Buyer the Purchased Assets (as defined in the Agreement) and including:

     All assets pertaining to the RAS2000 product line, including, without limitation, (i) the RAS2000 Product Line, (ii) the Purchased Units, (iii) the Purchased Equipment, (iv) the Purchased Documents, (v) the RAS2000 Technology, the Intellectual Property, the Object Code and the Source Code and (vi) all new and used units, components, cables, sub-assemblies and packaging material pertaining to the RAS2000 Product Line after delivery of the Purchased Units not deemed necessary for the warranty and repair of the RAS2000 products or internal operations of Seller.

     TO HAVE AND TO HOLD, all and singular, the Purchased Assets sold, assigned, transferred and conveyed to Buyer, its successors and assigns, to and for its own use and benefit forever.

     The Seller hereby irrevocably constitutes and appoints Buyer, its successors and assigns, and each of them, the true and lawful attorney of the Seller with the full power of substitution and gives and grants unto the Buyer, its successors and assigns, and each of them, full power and authority in the name of the Seller, its successors and assigns, at any time from time to time to demand, sue for, recover receive, compound, acquit, release and discharge any and all rights, demands, moneys, claims and choses in action of every kind and description whatsoever arising out of, incident to or in connection with the Purchased Assets and upon the same or any part thereof to make acquittance or other proper discharge with respect thereto.

     The Seller, for itself, its successors and assigns, agrees to execute any and all documents, and to perform such other acts, as are reasonably necessary to further the purposes and intent of this Bill of Sale.

     This instrument shall be binding upon the Seller, its successors and assigns, and shall inure to the benefit of the Buyer and its successors and assigns.

     Seller, for itself and its successors and assigns, warrants that it is the lawful owner in every respect of the Purchased Assets and that the Purchased Assets are free and clear of all liens, security agreements, encumbrances, claims, demands, and charges of every kind whatsoever. Seller, for itself and its successors and assigns, agrees to defend Buyer's title to all of the Purchased Assets, on behalf of Buyer and its successors and assigns, forever against any person claiming the Purchased Assets or any part of them.

     Notwithstanding anything herein or elsewhere to the contrary, to the extent a conflict arises between the terms and provisions of this Bill of Sale and the terms and provisions of the Agreement, the Agreement shall supercede the terms and provisions of this Bill of Sale and shall govern interpretation hereof.

     IN WITNESS WHEREOF, the Buyer has executed this Bill of Sale to be effective as of January 30, 2003.

                                        SYMBIAT, INC.

                                        By: /s/ John W. Smith
                                            ---------------------
                                        John W. Smith, President